                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                    FORM 8-K

                                 CURRENT REPORT
                          PURSUANT TO SECTION 13 OR 15
                     OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported)     March 31, 1995
                                                 -----------------------------

                         BIOMAGNETIC TECHNOLOGIES, INC.
- ------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


          California                    1-10285                95-2647755
- ------------------------------------------------------------------------------
(State or other jurisdiction     Commission File Number      (I.R.S.Employer
     of incorporation)                                     Identification No.)



9727 Pacific Heights Boulevard, San Diego, California           92121-3719
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      (Address of principal executive offices)                  (zip code)


                                (619) 453-6300
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             (Registrant's telephone number, including area code)


- ------------------------------------------------------------------------------
             (Former name, former address and formal fiscal year,
                         if changed since last report)

ITEM 1.  CHANGES IN CONTROL OF REGISTRANT.

On March 31, 1995, Biomagnetic Technologies Inc. (the "Company") completed the sale of 25,000,000 newly issued shares of Common Stock of the Company to Dassesta International S.A. ("Dassesta"), a foreign investment group, for $15,000,000. Following the closing, Dassesta is the beneficial owner of approximately 71% of the outstanding shares of the Company (63% considering the effect of the expected conversion of short-term notes payable to Common Stock discussed in Item 2.). The shares issued to Dassesta have identical rights, preferences and privileges as all other outstanding shares of Common Stock of the Company.

The Company's By-laws provide that the authorized number of directors shall not be less than five nor more than nine and the exact number of directors presently authorized and serving is seven. It is anticipated that the exact number of directors authorized will be increased to eight or nine and that any vacancies then existing would be filled by designees of Dassesta.

The Company is not aware of any arrangement which, at a subsequent date, would result in a change in control of the Company.

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

On March 31, 1995, the Company completed the sale of 25,000,000 newly issued
shares of Common Stock of the Company to Dassesta for $15,000,000 in cash.   See
Item 1.

In connection with the Dassesta transaction, the Company has arranged with certain holders of short-term debt to either retire such debt using a portion of the proceeds from the Dassesta transaction or convert such debt to shares of Common Stock of the Company under certain negotiated terms. The accompanying Unaudited Pro Forma Condensed Financial Statements are presented to show the pro forma effect on the Company's historical consolidated financial position and results of operations of i) the sale of Common Stock to Dassesta and the net proceeds therefrom, ii) the March 31, 1995 retirement of $500,000 short-term notes payable and accrued interest thereon and iii) the expected conversion of $2,210,000 of short-term notes payable plus accrued interest and additional principal of $221,000 to approximately 4,800,000 shares of Common
Stock of the Company at a rate of $0.54 per share.


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

                         BIOMAGNETIC TECHNOLOGIES, INC.
                PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
                                 (IN THOUSANDS)

                                                 YEAR ENDED SEPTEMBER 30, 1994
                                           -----------------------------------------
                                                          PRO FORMA       PRO FORMA
                                            ACTUAL       ADJUSTMENTS     (UNAUDITED)
                                           ---------   ---------------   -----------
Total revenues                             $  3,344                         $ 3,344

Cost of product sales                         2,572                           2,572
Contract research costs                          10                              10
Research and development                      6,725                           6,725
Marketing, general and administrative         3,959                           3,959
Interest expenses                               391           (330)(a)           61
                                           --------                         -------
Total expenses                               13,657                          13,327
                                           --------                         -------

NET LOSS                                   $(10,313)                        $(9,983)
                                           ========                         =======

                                                      THREE MONTHS ENDED
                                                DECEMBER 31, 1994 (UNAUDITED)
                                           ----------------------------------------
                                                        PRO FORMA
                                            ACTUAL     ADJUSTMENTS       PRO FORMA
                                           --------    -----------       ----------
Total revenues                             $  2,796                         $ 2,796

Cost of sales                                 1,525                           1,525
Research and development                      1,251                           1,251
Marketing, general and administrative         1,093                           1,093
Interest expense                                236           (228)(a)            8
                                           --------                         -------
Total expenses                                4,105                           3,877
                                           --------                         -------

NET LOSS                                   $ (1,309)                        $(1,081)
                                           ========                         =======

(a) Represents elimination of: interest on notes payable, amortization of debt issue discount and amortization of debt issuance costs.

(b) The expected conversion of certain short-term debt at a discount to the market price of common stock will result in a extraordinary loss of approximately $782,000. Such extraordinary losses are excluded from pro forma statements of operations in accordance with the rules of the SEC.

                         BIOMAGNETIC TECHNOLOGIES, INC.
                      PRO FORMA CONSOLIDATED BALANCE SHEET
                                 (IN THOUSANDS)

                                                             AS OF DECEMBER 31, 1994
                                                    -----------------------------------------
                                                                   PRO FORMA       PRO FORMA
                                                     ACTUAL       ADJUSTMENTS     (UNAUDITED)
                                                    ---------   ---------------   -----------
ASSETS
Cash and cash equivalents                           $  2,324         14,795(a)      $ 16,589
                                                                       (530)(b)

Restricted cash                                        1,195                           1,195
Accounts receivable                                       76                              76
Inventories                                            1,952                           1,952
Prepaid expenses and other current assets                324            (79)(c)          245
                                                    --------                        --------
    Total current assets                               5,871                          20,057

Property and equipment - net                           2,412                           2,412
Restricted cash                                        1,422                           1,422
Other assets                                             523                             523
                                                    --------                        --------
    Total assets                                    $ 10,228                        $ 24,414
                                                    ========                        ========

LIABILITIES AND SHAREHOLDERS' EQUITY
Accounts payable                                    $    975                        $    975
Accrued liabilities                                    1,700            (30)(b)        1,537
                                                                       (133)(c)
Accrued salaries and employee benefits                   443                             443
Customer deposits                                      2,650                           2,650
Notes payable to related parties                         798           (798)(c)         ----
Short-term debt                                        2,246           (500)(b)          500
                                                                     (1,246)(c)
                                                    --------                        --------
    Total current liabilities                          8,812                           6,105
Other liabilities                                        442                             442
                                                    --------                        --------
    Total liabilities                                  9,254                           6,547
SHAREHOLDERS' EQUITY
Common stock                                          60,658         14,795 (a)       78,333
                                                                      2,880 (c)
Accumulated deficit                                  (59,684)          (782)(c)      (60,466)
                                                    --------                        --------
    Total shareholders' equity                           974                          17,867
                                                    --------                        --------
    Total liabilities and shareholders' equity      $ 10,228                        $ 24,414
                                                    ========                        ========


(a) Reflects the sale of Common Stock to Dassesta and the net proceeds therefrom.
(b) Reflects retirement of principal balance of $500,000 and payment of accrued interest thereon.
(c) Reflects noteholders converting $2,210,000 of principal plus additional principal of $221,000 plus $133,000 accrued interest to Common Stock at $0.54 per share.

Item 7. Financial Statements and Exhibits

        (b) Pro forma financial information is presented in Item 2.

        (c) Exhibits:

            2.1 Offshore Stock Subscription Agreement.

            2.2 Form of Offer Letter to Holders of Short-term Debt.

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


BIOMAGNETIC TECHNOLOGIES, INC.




Date:      April 14, 1995                  By:  /S/ Peter L. Millikin
      -----------------------                   -----------------------------
                                                Peter L. Millikin
                                                Vice President and Controller

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